UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2019 (November 12, 2019)
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor
New York,	New York	10174
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On November 18, 2019, OUTFRONT Media Inc. (the “Company”), along with its wholly-owned subsidiaries, Outfront Media Capital LLC, a Delaware limited liability company (“Finance LLC”), and Outfront Media Capital Corporation, a Delaware corporation (together with Finance LLC, the “Issuers” or the “Borrowers”), and the other guarantors party thereto (the “Guarantors”), entered into an indenture (the “Indenture”) with Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), relating to the issuance by the Issuers of $500.0 million aggregate principal amount of 4.625% Senior Notes due 2030 (the “Notes”). The Notes were sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have not been, and will not be, registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear an interest rate of 4.625% per annum and interest on the Notes will be payable on March 15 and September 15 of each year, commencing on March 15, 2020. The Notes will mature on March 15, 2030. The Notes are senior unsecured obligations of the Issuers and are guaranteed on a senior unsecured basis by the Company and the Guarantors.
The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants that, among other things, limit the Company’s and its restricted subsidiaries’ abilities to, among other things, (i) incur additional indebtedness, guarantee indebtedness or issue disqualified stock or, in the case of such subsidiaries, preferred stock, (ii) pay dividends on, repurchase or make distributions in respect of the Company’s or Finance LLC’s capital stock or make other restricted payments, (iii) make certain investments or acquisitions, (iv) sell, transfer or otherwise convey certain assets, (v) create liens, (vi) enter into agreements restricting certain subsidiaries’ ability to pay dividends or make other intercompany transfers, (vii) consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s or its subsidiaries’ assets, (viii) enter into transactions with affiliates, (ix) prepay certain kinds of indebtedness, and (x) issue or sell stock of the Company’s subsidiaries. These covenants are subject to important exceptions and qualifications. Further, certain of these covenants will cease to apply after the date on which the Notes receive investment grade ratings from both Moody’s Investors Service, Inc. and S&P Global Ratings, provided no default or event of default under the Indenture exists at that time. Such terminated covenants will be reinstated if the Notes lose their investment grade ratings at any time thereafter.
The Issuers may redeem some or all of the Notes at any time, or from time to time, on or after March 15, 2025, at redemption prices listed in the Indenture. In addition, prior to March 15, 2025, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes in an amount not to exceed the net cash proceeds from certain equity offerings, at a redemption price of 104.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 50% of the aggregate amount of the Notes remains outstanding after such redemption. The Issuers may also redeem all or some of the Notes at any time, or from time to time, prior to March 15, 2025, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to the date of redemption.
Upon the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the repurchase date.
The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, failure to pay certain judgments, certain events of bankruptcy and insolvency, and certain failures or repudiations of guarantees of the Notes. An event of default under the Indenture will allow either the Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.
The foregoing descriptions of the Indenture and the Notes do not purport to be complete, and are qualified in their entirety by reference to the full text of the Indenture (which includes the form of the Notes), a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Credit Agreement

On November 18, 2019, the Company, along with the Borrowers, and the other guarantors party thereto, entered into an amendment (the “Amendment”) to its credit agreement and its related security agreement, each dated as of January 31, 2014 (together, and as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time, as applicable.

The Amendment provides for (i) the extension of the maturity date of the Borrowers’ existing revolving credit facility (the “Revolving Credit Facility”) from March 16, 2022 to November 18, 2024, (ii) the extension of the maturity date of the Borrowers’ existing term loan (the “Term Loan”) from March 16, 2024 to November 18, 2026, (iii) an increase to the borrowing capacity under the Revolving Credit Facility by $70.0 million to $500.0 million, (iv) a decrease to the outstanding principal balance of the Term Loan, using cash on hand, to $600.0 million, (v) a reduction in the interest rate margins applicable to the Borrowers under the Term Loan from 1.00% to 0.75%, in the case of base rate borrowings, and from 2.00% to 1.75%, in the case of London Interbank Offered Rate (“LIBOR”) borrowings, (vi) a reduction in the interest rate margins applicable to the Borrowers under the Revolving Credit Facility from a range of 1.25% to 1.00% to a range of 0.75% to 0.25%, in the case of base rate borrowings, and from a range of 2.25% to 2.00% to 1.75% to 1.25%, in the case of LIBOR borrowings, in each case, based on the Borrowers’ leverage ratio, and (vii) revisions to certain provisions of the Credit Agreement to, among other things, update covenants for greater operational and financial flexibility to the Company (including incurrence of additional indebtedness and liens), as well as include other clarifying, conforming and ministerial changes to the Credit Agreement. The Amendment also includes an obligation for the Borrowers to pay a prepayment premium to the Term Loan lenders in the amount of 1.00% of the aggregate principal amount of the Term Loan outstanding in the event of another repricing transaction on or before the six-month anniversary of the Amendment. The remaining terms of the Credit Agreement, as amended by the Amendment, are substantially the same as the terms under the existing Credit Agreement, including with respect to events of default and loan acceleration (other than increasing the threshold amount for triggering certain events of default by $10.0 million).

The Revolving Credit Facility and the Term Loan are secured by the same collateral and guaranteed by the same guarantors as under the existing Credit Agreement.

The foregoing descriptions of the Amendment and the Credit Agreement are qualified in their entirety by reference to the Amendment (which includes the Credit Agreement), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On November 12, 2019, the Company issued a press release announcing the pricing of the Notes issuance. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

4.1
Indenture, dated as of November 12, 2019, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors named therein and Deutsche Bank Trust Company Americas (including the Form of Senior Notes).

10.1
Amendment No. 5 to Credit Agreement and Amendment No. 2 to Security Agreement, dated as of November 18, 2019, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time, to Credit Agreement and to Security Agreement, each dated as of January 31, 2014, by and among CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, the guarantors party thereto, Citibank, N.A. and the other lenders party thereto from time to time, as applicable.

99.1	Press Release dated November 12, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture, dated as of November 12, 2019, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors named therein and Deutsche Bank Trust Company Americas (including the Form of Senior Notes).

10.1
Amendment No. 5 to Credit Agreement and Amendment No. 2 to Security Agreement, dated as of November 18, 2019, by and among Outfront Media Capital LLC, Outfront Media Capital Corporation, the guarantors party thereto, Morgan Stanley Senior Funding, Inc. and the other lenders party thereto from time to time, to Credit Agreement and to Security Agreement, each dated as of January 31, 2014, by and among CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, the guarantors party thereto, Citibank, N.A. and the other lenders party thereto from time to time, as applicable.

99.1	Press Release dated November 12, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: November 18, 2019